Cantella & Co., Inc.
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37 SAW MILL RIVER ROAD                        Telephone: (914) 347-4800
HAWTHORNE, NY 10532                           Fax: (914)347-3927

                                         July 9, 1998


Raja Tuli, President
The WideCom Group
72 Devon Road, Unit 18
Brampton, Ontario
Canada L6T 5B4

      Re: US$2,000,000 Private Placement

Dear Raja:

      The purpose of this letter agreement (the "Agreement") is to confirm the engagement of Cantella & Co., Inc, as placement agent and arranger in connection with the WideCom Group's ("the Company") offer and sale of 50 units (each unit consisting of 15,625 shares of WideCom Group's shares of common stock and a $30,000 convertible note), (the "Offering"). The Offering is expected to take the form of a private offering of the Securities to accredited investors within the meaning of Rule 501(A) (1),
(2), (3) or (D) of Regulation D under the U.S. Securities Act of 1933, as amended (the "Act").

      As placement agent and arranger of the Offering, the Placement Agent's role will involve various aspects of the Offering including: working with the Company to (a) prepare the offering attachments thereto (the "Private Placement Memorandum"), (b) assess market conditions in connection with the Offering, and (c) market the Offering to accredited investors in the United States, all in accordance with applicable law.

      The Placement Agent will use its best efforts to sell the Securities. The Placement Agent's engagement hereunder does not constitute any commitment by it to purchase all or any part of the Securities.

      The Company shall pay to Placement Agent a fee equal to ten percent (10%) of the gross proceeds of the Offering. The company shall also pay to the Placement Agent, a non-accountable expense allowance of 3% of the gross proceeds of the Offering. Upon execution of this letter the Company will deliver to the Placement Agent a check in the amount of $15,000 which shall be applied against the Placement Agent's non-accountable expense allowance. Additionally, the Company shall, at the closing of the Offering, grant to the Placement Agent certain warrants to purchase up to 298,550 shares of the Company's common stock under the terms and conditions set forth on a term sheet agreed upon by the Company, attached hereto as
Schedule I.

      The Company represents and warrants to the Placement Agent that at all times prior to and at the time of the consummation of the Offering or termination of the Placement Agent's engagement hereunder, the Private Placement Memorandum will not contain any untrue statement of a material fact or omit to state any material fact to make the statements contained therein in light of the circumstances under which they were made, not misleading.

      In consideration for the Placement Agent's agreeing to provide the services referred to herein, the Company agrees to fully indemnify to hold harmless the Placement Agent in accordance with the terms of Annex 1.

      This Agreement shall automatically terminate in one (1) month from the date hereof unless on or prior thereto the Company has in writing agreed to the terms and conditions proposed herein. In addition, the Placement
Agent's engagement hereunder may be terminated by the Company or by the Placement Agent at any time prior to execution of the Placement Agent Agreement, upon written notice to the other party without any liability of continuing obligation of any party to any other party, provided that, if the Company terminates this Agreement the Placement Agent shall be entitled to retain all of the fees paid to it under this Agreement and if the Placement Agent at any time prior to the expiration of four (4) months after any such termination by the Company of this Agreement, the Company consummates any financing of the type contemplated in the Agreement, the Placement Agent will be entitled to payment of an amount equal to the fees set forth in Schedule I of this Agreement less the amount of any fees previously paid to the Placement Agent hereunder. The representations and expense reimbursement and indemnity obligation of the Company hereunder shall survive any termination of the Placement Agent's engagement hereunder and any consummation of the Offering.

      The Placement Agent's commitment to this process will be subject to the following standard requirements: (a) satisfactory due diligence process,
(b) satisfactory finalization of all standard documentation, including presentation in the Private Placement Memorandum of information sufficient to meet the standards of accredited investors (c) the absence of a material adverse change in the current financial, political or economic conditions that would in the Placement Agent's view, be likely to prejudice the success of the offering and distribution of the securities or dealings of the securities in the secondary market.

      In connection with this engagement, the Company has given, or will be giving to the Placement Agent certain written information concerning the Company (all such information being referred to herein as the "confidential material"). The term "confidential material" does not include information which (i) prior to the delivery of such information to the Placement Agent was already in its possession on a non-confidential basis, (ii) was or becomes generally available to the public other than as a result of disclosures by the Placement Agent, (iii) becomes available to the Placement Agent on a non-confidential basis from a source other than the Company or its respective affiliates, provided that such source is not bound by a confidentiality agreement with an obligation of secrecy to the Company and such disclosure does not constitute a breach of any fiduciary obligation or privilege, (iv) is disclosed in the offering materials relating to the Offering, or (v) was or is independently developed by the Placement Agent. Except as otherwise required by law or regulation confidential material which is given to the Placement Agent will be treated confidentially by it so long as it remains non-public and the Placement Agent will not disclose such material to a third party other than its attorneys, accountants or other advisors or agents without the prior written consent of the Company, or use such confidential material for any other purpose other than the engagement contemplated hereunder provided that, notwithstanding the foregoing, the Placement Agent's obligation to maintain such confidentiality shall expire five (5) years from the date hereof unless the information sooner becomes public.

      Each of the parties hereto irrevocable submits to the non-exclusive jurisdiction of any New York or Federal court sitting in the City of New York or any Suit, action or proceeding arising out of or relating to this Agreement and irrevocably waives to the fullest extent permitted by law, any objection to the laying of venue on the grounds that such suit, action or proceeding has been brought in an inconvenient forum. The Company hereby consents to the service of any and all process which may be reserved in any suit, action or proceeding arising out of or relating to this Agreement by means of personal delivery of courier service, addressed to it at its address provided above and to the attention of any secretary or any other officer, director, managing agent or general agent of the Company and the Company hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have under New York law or any law of any state of the United States or any other jurisdiction or otherwise to service of process in such manner. Nothing in this paragraph shall affect or limit any right to serve process in any manner permitted by law, to begin proceedings in the courts of any jurisdiction or to enforce in any lawful manner a judgement obtained in one jurisdiction in any other jurisdiction.

      This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute the same agreement.

      This Agreement shall be governed by and consumed in accordance with the laws of the State of New York without regards to the conflicts of laws provisions thereof.

      If the foregoing correctly sets forth the agreement by and between the Company of the Placement Agent, please sign and return the enclosed copy of this Agreement to the undersigned.

                                         Sincerely,

                                         CANTELLA & CO., INC.

                                         /S/  Jim Freeman
                                         ---------------
                                         Name: Jim Freeman
                                         Title: President

Accepted and Agreed to as of the date set forth above.

                                         The WideCom Group Inc.
                                         /s/ Raja Tuli
                                         -------------
                                         Name: Raja Tuli
                                         Title: President


                                   Annex 1

      In consideration for the Placement Agent agreeing to provide the services referred to herein, the Company agrees to fully indemnify and hold harmless the Placement Agent, its officers, directors, partners, employees, agents and counsel, its affiliates and each other entity or person, if any, controlling, controlled by or under common control with the placement agent or any of its affiliates within the meaning of the federal securities laws and their respective directors, officers, agents and employees (the Placement Agent and each such entity or person being referred to as an "Indemnified Person"), from and against any claim by any third party for any losses, claims, damages, or liabilities (or actions in respect thereof) relating to or arising out of the services performed pursuant to this Agreement or the Placement Agent's role in connection therewith and to reimburse any Indemnified Person on a current basis for all expenses (including without limitation, fees and disbursements of counsel) incurred in connection therewith. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgement for the Plaintiff, the Company agrees to indemnify the Indemnified Person from and against any loss or liability by reason for such settlement or judgment. The Company shall not without the prior written consent of any indemnified person, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Person is or could have been a party and indemnification could have been sought thereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability or claims that are the subject matter of such proceeding.

      If any action, suit, proceeding or investigation is commenced, as to which the Placement Agent proposes to demand indemnification, it shall notify the Company with reasonable promptness (provided, however, that any failure by the Placement Agent to notify the Company shall not relieve the Company from its obligations hereunder), and the company shall have the right to assume the defense of such action. The Placement Agent shall have the right to retain counsel of its own choice to represent it, but the fees and expenses of such counsel shall be at its expense unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to the Placement Agent to have charge of the defense of such action or the Placement Agent shall have reasonably concluded that there may be one or more legal defenses available to the Company, in any of which events such fees and expenses shall be borne by the Company. Any such counsel of the Placement Agent shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. In no event shall the Company be liable for fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this paragraph 12 to the contrary notwithstanding, the Company shall not be liable for any settlement of any claim or action effected without its written consent; provided however, that such consent was not unreasonably withheld.

      The Placement Agent, agrees to indemnify and hold harmless the Company, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who control the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only with respect to statements, if any, made in the Confidential Offering Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Placement Agent concerning the Placement Agent expressly for inclusion in the Confidential Offering Memorandum, or any amendment or supplement thereof, provided, however, that the Placement Agent's obligations to provide indemnification hereunder shall be limited to the fees actually received by the Placement Agent pursuant to this Agreement. If any action shall be brought against the Company, in respect of which indemnification may be sought against the Placement Agent pursuant hereto, the Placement Agent shall have the rights and duties given to the Company above, and the Company shall have the rights and duties so given to the Placement Agent.

                                 Schedule I

      Below are the terms for the private offering for WideCom Group (the Company and Cantella & Co., Inc.

1. Cantella & Co., Inc. ("Cantella") will use its best efforts to raise $2,000,000 in gross proceeds for the Company in a private offering (the "Offering") on a $1,000,000 minimum--$2,000,000 maximum basis.

2. Cantella proposes that the Offering will be made to Accredited investors within the meaning of Rule 501(A) (1), (2), (3) or (D) of Regulation D under the U.S. Securities Act of 1933, as amended (the "Act") and will consist of 50 Units (the "Unit"), at an offering price of $40,000 per Unit, each Unit consisting of 15,625 shares of the Company's common stock and a $30,000 convertible note (the "Note"), which may be convertible into 13,338 shares of the Company's Common Stock. The Notes will be redeemable by the Company at any time after the Company's common stock underlying the Notes is registered under the Securities Act of 1933, as amended, provided, that during the 20 consecutive trading days ending within 10 days of the date or the notice of redemption the closing bid price of the Company's Common Stock is not less than 150% of the conversion price, and the trading volume of the Company's common stock is not less than 30,000 shares per day. The redemption price shall be equal to par value plus accrued and unpaid Interest. One-half units will be issued if agreed to by the Company and Cantella. The notes will mature three (3) years from the date of issue. The Note will carry interest of 12% paid quarterly. The Company will immediately, upon the closing of the Offering, undertake to register the Unit(s) shares, the shares underlying the Notes and the shares underlying the Agent warrants.

3. For acting as placement agent in connection with the Offering Cantella shall be entitled to receive upon closing, a fee equal to 10% of the gross proceeds of all the units sold. In addition, Cantella shall be entitled to receive a non-accountable expense allowance of 3% of the gross proceeds. Upon execution of an engagement letter, the Company shall deliver to Cantella a check in the sum of $15,000 which said amount shall be applied against Cantella's non-accountable expense allowance.

4. At the closing of the Offering the Company shall deliver to Cantella, (or its designated affiliates or assignees) common stock purchase warrants, ("Cantella Warrants"), to purchase 5,791 shares per Unit sold or part thereof pro rata. The purchase price of the Cantella Warrants shall be $.001 each. Such Cantella Warrants will expire five
      (5) years from the date of the Closing and will have an exercise price of $0.75 per share. Cantella shall have certain anti-dilution rights, providing for adjustment in (i) the number of such shares, and (ii) the exercise price of the warrants. Cantella will also have certain registration rights for the underlying shares.

5. The Company shall prepare a Confidential Offering Memorandum. The Company shall pay all fees, charges, expenses and disbursements in connection with (i) the preparation, printing, filing, distribution and mailing of the Confidential Offering Memorandum all other documents relating to the Offering including the cost of all copies;
      (ii) the issuance, sale, transfer and delivery of Units, including any transfer or other taxes payable thereon and the fees of any escrow agent, transfer agent or registrar; and (iii) the registration or qualification of the Units for offer and sale under the securities laws of such states and other jurisdictions as the Company and Cantella may designate.

6. The Company shall also prepare or cause to be prepared, at its own cost and expense such subscription agreements and other documentation (including, without limitation, warrant agreements, escrow agreements, warrants stock certificates and registration right agreements) in connection with the Offering, all of which shall be in form and content as shall be reasonably satisfactory to Cantella.

7. The Company agrees to have no more than 8,924,754 shares issued or reserved on a "fully diluted" basis immediately prior to the closing, except for shares issued in connection with the acquisition of the photo printer business. In addition, the Company will have no more than $200,000 in long term debt issued.

8. The Company agrees that subsequent to the Offering it will not issue any additional debt for borrowed money except (i) bank and institutional debt financing; or (ii) debt which is subordinated to the Notes sold in the offering, without the written permission of Cantella until 80% of the debt issued in the offering is either repaid or converted.

9. This letter is conditioned on the execution of a mutually agreeable financial consulting agreement between the Company and Robb Peck McCooey ("Robb Peck"), under which Robb Peck will receive warrants to purchase 50,000 shares or the Company's common stock in return for financial consulting services including assistance in the completion of this offering. The Company will deliver a check to Robb Peck for $5,000 and a non-refundable advance against expenses. The agreement will contain a right of first refusal by Robb Peck to act as underwriter or Placement Agent for future offerings by the Company.